Exhibit 99.1
FOR IMMEDIATE RELEASE:
CONTACTS:
Blair Corporation
Jude Dippold, Director of Corporate Communications
814.728.8084
Appleseed’s Topco, Inc. and Golden Gate Capital
Paul Kranhold/Andrew Cole
Sard Verbinnen & Co.
415.618.8750
BLAIR ANNOUNCES DEFINITIVE AGREEMENT TO BE ACQUIRED BY APPLESEED’S
BLAIR SHAREHOLDERS TO RECEIVE $42.50 PER SHARE, TRANSACTION VALUED AT
$173.6 MILLION
WARREN Pa., (January 23, 2007) — Blair Corporation, (AMEX: BL) (www.blair.com), a national catalog and multi-channel direct marketer of women’s and men’s apparel and home products, announced today that it has entered into a definitive merger agreement by which Appleseed’s Topco, Inc. (Appleseed’s), a portfolio company of Golden Gate Capital, will acquire all of the outstanding shares of Blair Corporation common stock in an all cash transaction of $42.50 per share. Following the close of the transaction, Blair will operate as a wholly-owned subsidiary of Appleseed’s, one of the largest direct marketers of women’s apparel in the country. After the merger, it is expected that the combined entity will have annual revenue of over $1.1 billion.
Under the terms of the agreement, which was unanimously approved by the Blair Board of Directors on January 23, 2007, the per-share consideration represents an approximate 23.6% premium to the prior four weeks’ average closing price of Blair’s common stock. The total transaction value is approximately $173.6 million.
“After careful consideration, in conjunction with our independent advisors, we have concluded that this transaction is in the best interest of our shareholders,” said Craig Johnson, Chairman of the Board of Blair. “This transaction, which will make Blair a private company, will provide greater resources to accomplish the Company’s long-term goals.”
Neale Attenborough, Appleseed’s Chairman and CEO, said, “Blair is an industry leader, with a long history of producing high-quality products for the value-conscious consumer. We see an opportunity to leverage Blair’s strengths, like its state-of-the-art distribution center, and to build on its nearly 100 years of unwavering customer service.” Attenborough added, “I have known and highly respected John Zawacki for several years and it is clear that the strong culture that he has built at Blair will fit perfectly with our company. We look forward to working with Al

Lopez, his management team, and all of Blair’s associates, vendors and suppliers to further enhance this great brand as it enters its next 100 years.”
Al Lopez, Blair president and CEO, said, “Appleseed’s and Golden Gate Capital have an excellent track record of building companies by providing strong financial and strategic support. Appleseed’s shares our vision for Blair. They are supportive of our current strategy and are committed to helping us execute it.”
Stefan Kaluzny, Managing Director, Golden Gate Capital, said, “We have targeted this segment of the women’s specialty market because it is one of the fastest growing demographic segments of the population—women over 50-years-old. The acquisition of Blair, a marquee brand in this space, significantly strengthens our portfolio and provides us scale and purchasing power that none of the companies has had individually. We are very pleased that the Blair Board has unanimously approved this agreement. Blair will be a welcome addition to our family of leading women’s apparel brands.”
Golden Gate Capital is one of the most active investors in the women’s specialty retail market, with an emphasis on the direct channel. Their current portfolio includes Spiegel, Newport News, Appleseed’s, Draper’s & Damon’s, Norm Thompson and Haband, among other well known brands.
The Board of Directors has unanimously approved the merger agreement and recommends that Blair’s shareholders vote in favor of the agreement. The transaction, which is anticipated to close in the Spring of 2007, is subject to the approval of Blair’s shareholders and other closing conditions, including regulatory review. Under the agreement, Blair may solicit additional proposals for 30 days following this announcement. The Board of Directors of Blair, with the assistance of its independent advisors, intends to solicit proposals during this period.
Stephens Inc. served as financial advisor and provided a fairness opinion to Blair Corporation. Patton Boggs, LLP served as legal advisor to Blair Corporation and Kirkland & Ellis served as legal advisor to Appleseed’s.
ABOUT BLAIR:
Headquartered in Warren, Pennsylvania, Blair Corporation sells a broad range of women’s and men’s apparel and home products through direct mail marketing and its Web site www.blair.com. Blair Corporation employs approximately 1,900 associates (worldwide) and operates facilities and retail outlets in Northwestern Pennsylvania as well as a catalog outlet in Wilmington, Delaware. The Company, which has annual sales of approximately $450 million, is publicly traded on the American Stock Exchange (Amex: BL). For additional information, please visit http://www.blair.com.
ABOUT APPLESEED’S TOPCO, INC.:
A portfolio company of Golden Gate Capital, Appleseed’s Topco, Inc. is a leading, multi-channel marketer of apparel and home products focused on serving the needs of the rapidly growing market segment of women and men above the age of fifty. With more than $650 million in annual revenues currently and over $1.1 billion post-transaction, Appleseed’s provides quality products to consumers through the direct channels of catalog, internet and retail, with a relentless focus on delivering superior service. Appleseed’s Topco is comprised of the brands Appleseeds, Draper’s & Damon’s, Haband, Norm Thompson, Sahalie, Solutions and the Tog Shop.
ABOUT GOLDEN GATE CAPITAL:
Golden Gate Capital is a San Francisco-based private equity firm with over $3.0 billion of capital under management dedicated to investing in change-intensive opportunities. The firm’s charter is to partner with world-class management teams to make equity investments in situations where there is a demonstrable opportunity to significantly enhance a company’s value. The principals of Golden Gate Capital have a long and successful history or investing with management partners across a wide range of industries and transaction types. For more information, please visit www.goldengatecap.com.
Notice to Blair Corporation Investors
Blair Corporation (the “Company”) intends to file a proxy statement in connection with the proposed merger. The Company’s investors and security holders are urged to read the proxy statement and other relevant materials when they become available, because they will contain important information about the Company and the proposed merger. In addition to the documents described above, the Company files annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). The proxy statement and other relevant materials (when they become available), and any other documents filed with the SEC by the Company are available without charge at the SEC’s website, at www.sec.gov. In addition, investors and security holders may obtain copies of the documents filed with the SEC by the Company without charge by contacting: Roger Allen, Blair Corporation., 220 Hickory Street, Warren, Pennsylvania 16366 or by visiting the Company’s website at www.blair.com.
The Company is not currently engaged in a solicitation of proxies of the investors or security holders of the Company in connection with the proposed merger. If a proxy solicitation commences, the Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed merger. A description of certain interests of the directors and executive officers of the Company is set forth in the Company’s proxy statement for its 2006 annual meeting which was filed with the SEC on March 24, 2006. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement and other relevant documents to be filed with the SEC in connection with the proposed merger.
This release contains certain statements, including without limitation, statements containing the words “believe,” “plan,” “expect,” “anticipate,” “strive,” and words of similar import relating to future results of the Company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to, changes in political and economic conditions, demand for and market acceptance of new and existing products, as well as other risks and uncertainties detailed in the most recent periodic filings of the Company with the Securities and Exchange Commission.